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                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the inclusion of our report dated February 11, 2003 on the financial statements of Granite Falls Community Ethanol Plant, LLC as of December 31, 2002 and for the years ended December 31, 2002 and 2001 in the Pre-Effective Amendment No. 1 to Form SB-2 for Granite Falls Community Ethanol Plant, LLC dated on or about February 12, 2004 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.



                               /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   Certified Public Accountants



Minneapolis, Minnesota
February 12, 2004